Exhibit 10.60

DATED	First January	2008

(1)    ANDREW DEAN T/A
ANDREW DEAN INVESTMENTS

-and

(2)    CORGENIX UK LIMITED

LEASE

of

40 TYNDALL COURT
COMMERCE ROAD
LYNCH WOOD
PETERBOROUGH
PE2 6LR

Vincent Sykes
4 West Street
Oundle
Peterborough
PE84EF

Particulars

(1)	Date:	First January 2008
(2)	Landlord:	Andrew Dean t/a Andrew Dean Investments of 149 Eagle Way, Hampton, Peterborough PE7 8EL
(3)	Tenant:	Corgenix UK Limited R/O 88 High Street, Ramsey, Huntingdon PE26 1BS CRN 03167445)
(4)	Demised Premises:	ALL THAT the buildings and premises known as 40 Tyndall Court, Commerce Road, Lynch Wood, Peterborough PE2 6LR more particularly described in Part I of the First Schedule
(5)	Contractual Term:	commencing on the date hereof and continuing until the 30th June 2018
(6)	Rent Commencement Date:	First July 2008
(7)	Basic Rent:
From 01.07.2008- 30.06.2009:£24,000 per annum plus VAT
From 01.07.2009- 30.06.2010:£26,000 per annum plus VAT
From 01.07.2010- 30.06.2011:£28,000 per annum plus VAT
From 01.07.2011- 30.06.2012:£30,000 per annum plus VAT
From 01.07.2012- 30.06.2013:£32,000 per annum plus VAT
then subject to review in accordance with the provisions of the Second Schedule
(8)	Review Dates:	each and every fifth anniversary of the date in (6) above
(9)	Permitted Use:	Use for the purposes permitted by Classes B1 of the Town and Country Planning (Use Classes) Order 1987
(10)	External Decorating Years:	The year commencing on the date hereof and every third year of the Term
(11)	Internal Decorating Years:	The year commencing on the date hereof and every fifth year of the Term
(12)	The Prescribed Rate:
The yearly rate of four per centum per annum above the Base Lending Rate for the time being of the Specified Bank PROVIDED THAT if such Base Rate shall cease to exist or otherwise be unascertainable there shall be substituted for such Base Rate such rate of interest as the Specified Bank shall state in writing to be the current market rate of interest charged in respect of short term loans of amounts of money similar to those outstanding due hereunder (in respect of which interest is payable) at minimum risk

Definitions and Interpretation

2.
(1) In this Lease the following expressions have the following meanings:-

  (a)
  the Landlord" includes its respective successors in title and the person from time to time entitled to the reversion immediately expectant on the termination of the Term

  (b)
  "the Tenant" includes the Tenant's successors in title and those deriving title under it

  (c)
  "the Insurance Rent" means the rent secondly reserved by this Lease

  (d)
  "the Term" means the Contractual Term

  (e)
  "the Perpetuity Period" means the period of Eighty years from the date hereof which shall be the perpetuity period applicable to this Lease

    (f)
    "the Insured Risks" means fire lightning explosion riot civil commotion malicious damage storm tempest flood burst pipes impact earthquake subsidence and such other perils as the Landlord may from time to time in its reasonable discretion think fit to the extent that insurance against such risks may ordinarily be arranged with an insurer of good repute at a rate which the Landlord reasonably considers acceptable and subject to such excesses, exclusions, limitations and conditions as the insurer may impose or the Landlord may properly negotiate

    (g)
    "the Landlord's Surveyor" means the Surveyor (whether chartered or not) from time to time appointed by the Landlord for the purposes of this Lease who may be a person employed by the Landlord or an associated company of the Landlord

    (h)
    "the 1954 Act" means the Landlord and Tenant Act 1954

    (i)
    "Contamination" means the presence of any pollutants or other substances which, in the quantities or concentrations present, are potentially harmful to humans, animals and other living organisms or to the environment or to the Demise Premises themselves

    a)
    "the Planning Acts" means the Town and Country Planning Act 1990 The Planning (Listed Building and Conservation Areas) Act 1990 The Planning (Hazardous Substances) Act 1990 The Planning (Consequential Provisions) Act 1990 The Planning and Compensation Act 1991 and any further legislation of a similar nature and any statutory modification or re-enactment of such legislation for the time being in force and any order regulation permission consent and direction made or issued under any such legislation

    (k)
    "Register of Title" means the register of title relating to title number CB312833

    (l)
    "the Specified Bank" means such one of the following banks National Westminster Bank PLC Barclays Bank PLC Lloyds Bank PLC and Midland Bank PLC or their respective successors in business as the Landlord shall stipulate (so that until further notice the specified Bank shall be National Westminster Bank PLC)

    (m)
    "Value Added Tax" means value added tax as provided for in the Value Added Tax Act 1983 and legislation (delegated or otherwise) supplemental thereto and any similar tax replacing supplementing or introduced in addition to the same

    (n)
    "Plan" means the plan annexed hereto

    (o)
    "Use Classes Order" means the Town and Country Planning (Use Classes) Order 1987 as originally enacted

    (p)
    "LTCA 1995" means the Landlord and Tenant (Covenants) Act 1995

    (q)
    "Authorised Guarantee Agreement" means an authorised guarantee agreement as defined in Section 16 of LTCA 1995

  (2)
  Where the Tenant for the time being is two or more persons obligations expressed or implied to be made or undertaken by such party are deemed to be made or undertaken by such persons jointly and severally

  (3)
  Words importing one gender include all other genders and words importing the singular include the plural and vice versa

  (4)
  References to "the last year of the Term" include the last year of the Term if the Term shall determine otherwise than by effluxion of time and references to "the expiration of the Term" include such other determination of the Term

  (5)
  References to any right of the Landlord to have access to the Demised Premises shall be construed as extending to any superior landlord under a Superior Lease which includes the Demised Premises and to all persons authorised in writing by the Landlord (including agents professional advisers contractors workmen and others) which authority shall be produced to the Tenant before such access is made

  (6)
  Any covenant by the Tenant not to do an act or thing shall be deemed to include an obligation not to permit or suffer such act or thing to be done

  (7)
  Any provisions in this Lease referring to the consent or approval of the Landlord shall be construed as also requiring the consent or approval of any superior landlord under a superior lease where such consent shall be required under any Superior Lease (which the Landlord shall use its reasonable endeavours to obtain at the cost of the Tenant) and also requiring the consent of any mortgagee of the Property but nothing in this Lease shall be construed as implying that any obligation is imposed upon any such superior landlord not unreasonably to refuse any such consent or approval unless the Superior Lease so provides

  (8)
  If and to the extent that any provision contained in this Deed is or may be void under Section 25 of the LTCA 1995:

  (a)
  such provision is to take effect only insofar as it may do so without becoming void under Section 25 of the LTCA 1995 and

  (b)
  if such provision is not capable of having effect without becoming void under Section 25 of the LTCA 1995 this Deed shall be construed and interpreted as if such provision were deleted and

  (c)
  the legal effect validity and enforceability of the remainder of this Deed shall remain unaffected and unimpaired.

  (9)
  References to "consent of the Landlord" or words to similar effect mean a consent in writing signed by or on behalf of the Landlord and to "approved" and "authorised" or words to similar effect mean (as the case may be) approved or authorised in writing by or on behalf of the Landlord

  (10)
  Any references (including references in this Clause 2) to a specific statute include any statutory extension or modification amendment or re-enactment of such statute and any regulations or orders made under such statute and any general reference to "statute" or "statutes" includes any regulations or orders made under such statute or statutes

  (11)
  References in this Lease to any clause sub-clause or schedule without further designation shall be construed as a reference to the clause sub-clause or schedule to this Lease so numbered

  (12)
  The clause paragraph and schedule headings and the table of contents shall not be taken into account in the construction or interpretation of this Lease

  (13)
  Expressions defined or given meanings in the Particulars (Clause 1 of this Lease) shall have those meanings where used in the Lease

  (14)
  The obligation to decorate includes an obligation to prepare and then to use two coats of paint for internal surfaces and three coats of paint for external surfaces and to clean, wash, paper, whitegrain, varnish, polish and treat any other parts of the Demised Premises requiring such treatment and to restore, repoint and make good any brickwork, stonework or stucco

Demise

4.
In consideration of the rents and the covenants on the part of the Tenant the Landlord DEMISES the Demised Premises to the Tenant TOGETHER WITH the rights mentioned in Part II of the

  First Schedule SUBJECT TO all rights easements privileges restrictions covenants and stipulations of whatever nature affecting the Demised Premises but EXCEPTING AND RESERVING the rights mentioned in Part III of the First Schedule TO HOLD to the Tenant for the Contractual Term YIELDING AND PAYING to the Landlord therefor the following rents NAMELY:-

  (1)
  FIRSTLY from and including the Rent Commencement Date the Basic Rent by instalments without any deduction or set off in advance on each quarter day normally the 25th December, 25th March, 24th June and 29th September by Banker's Standing Order to such Bank as the Landlord shall determine the first payment being a duly apportioned part of it calculated from the Rent Commencement Date until when the next quarter payment is due to be paid

  (2)
  AND SECONDLY from and including the date hereof by way of further rent within seven days of demand therefor a yearly sum equal to the premium or premiums (and the professional fees of an independent professional valuer incurred not more frequently than once in any three year period in assessing the values to be insured) for insuring and keeping insured the Demised Premises against:-

  (a)
  loss or damage by the Insured Risks in such sum (including architects Surveyors and other professional fees and incidental expenses) as shall in the opinion of the Landlord represent the full reinstatement value thereof plus Value Added Tax thereon

  (b)
  the loss of not less than three years Basic Rent (including reviewed Basic Rent) of the Demised Premises

  (c)
  property owners liability public liability and employers liability of the Landlord arising out of or in connection with any accident explosion collapse or breakdown involving or relating to the Demised Premises or any part thereof or the ownership thereof

Tenant's Covenants

5.
The Tenant COVENANTS with the Landlord as follows:-

  To pay rent

  (1)
  punctually to pay the said rents as aforesaid, whether formally demanded or not, without any deduction or set-off whatsoever

  To pay outgoings

  (2)
  from time to time and at all times during the Term to pay upon demand and indemnify the Landlord against all rates taxes charges duties assessments uniform business rates water charges and outgoings of whatsoever nature (including those of a capital or non-recurring nature) which are now or which may at any time during (or in respect of any part of) the Term be levied assessed imposed or payable in respect of the Demised Premises or the occupation or ownership thereof (except such as are payable on a disposal of the Landlord's reversion hereto and Schedule A income or corporation tax charged on the Landlord)

  To pay suppliers

  (3)
  punctually to pay the suppliers and to indemnify the Landlord upon demand against all charges for gas electricity and other services consumed or used at or in relation to the Demised Premises (including standing charges and meter rents)

  To pay VAT

  (4)
  where by virtue of any of the provisions of this Lease the Tenant is required to pay repay or reimburse to the Landlord or any person or persons any rent premium cost fee charge insurance premium expense or other sum or amount whatsoever in respect of the supply of any goods and/or services by the Landlord or any other person or persons the Tenant shall also be required in addition to pay upon demand or (as the case may be) keep the Landlord indemnified against:-

    (i)
    the amount of any Value Added Tax which may be chargeable in respect of such supply (whether by reason of statute or the election or decision of the Landlord or otherwise) and/or

    (ii)
    a sum or sums equal to the amount of Value Added Tax charged (for whatsoever reason and whether directly or indirectly) to the Landlord or such other person or persons in connection with such supply

  To pay interest

  (5)
  if the Basic Rent is not paid in full within seven days of the due dates for payment thereof or if any other sum (including the Insurance Rent) is not paid in full within ten days of the due date for payment the Tenant shall pay interest at the Prescribed Rate which shall accrue from day to day with monthly rests from the due date for payment until actual payment in full

  To execute works and comply with Statutes

(6)	(a)	to execute at the Tenant's own expense all works required in pursuance of any Act of Parliament or required by any local public or other competent authority or court of competent jurisdiction to be done in or in respect of the Demised Premises whether by the Tenant or the Landlord or by any other person (however described) provided that the Tenant must obtain the Landlord's consent (such consent not to be unreasonably withheld or delayed) prior to commencing such works unless the Tenant would be in imminent danger of prosecution or other court action for failing to do so
    (b)
    if the Tenant fails to commence with any work required as aforesaid within two-thirds of the time stipulated by the Act of Parliament or authority in question then the Landlord may enter the Demised Premises with workmen and others and carry out such works and all its expenses incurred in so doing (plus a reasonable fee for supervising the same) shall on completion of the works be due as a debt payable on demand by the Tenant to the Landlord

    (c)
    to comply in all respects with the provisions of any statutes and any other obligations imposed by law applicable to the Demised Premises or in regard to the carrying on of the trade or business for the time being carried on there including but not limited to the Office Shops and Railway Premises Act 1963 the Fire Precautions Act 1971 and the Health and Safety at Work etc Act 1974

    (d)
    to keep at the Tenant's expense the Demised Premises supplied and equipped with adequate fire fighting apparatus and appliances and to maintain such apparatus and appliances in good working order and not to obstruct the access to or means of working of such apparatus and appliances

    (e)
    to indemnify the Landlord against all loss damage claims costs and demands resulting from any such requirement as aforesaid or the Tenant's failure to comply with the same

  To repair etc

(7)	(a)	to keep the Demised Premises and each and every part thereof in good and substantial repair and condition (excepting damage caused by any of the Insured Risks (but the Tenant shall pay to the Landlord within fourteen working days of proper demand any excess on the Landlord's policy therefor) unless the insurance is vitiated or payment of insurance monies refused in whole or part as the result of some act or default by the Tenant or any permitted undertenant or their respective servants agents or licensees)
    (b)
    to decorate the Demised Premises in a good and workmanlike manner and with appropriate materials of good quality in the case of the exterior of the Demised Premises in the External Decorating Years and in the case of the interior of the Demised Premises in the Internal Decorating Years and to decorate as aforesaid (in colours approved by the Landlord) in the last year of the Term however determined

    (c)
    to keep in good working order and repair all lifts hoists boilers sprinklers smoke detectors fire alarms emergency equipment fire fighting equipment lightning conductors heating and lighting systems ventilators air conditioning equipment and other plant or machinery in the nature of the Landlord's fixtures and fittings which is now or may during the Term be installed in the Demised Premises and to cause each of these items to be properly inspected and overhauled at appropriate intervals and in particular to replace as and when necessary Landlord's fixtures and fittings with new ones which are of a similar description and of no lesser quality

    (d)
    to keep the Demised Premises clean and tidy and to clean the exterior and interior surfaces of all glass within windows or doors of the Demised Premises at least once in every month

    (e)
    Open land

    the Tenant shall keep any parts of the Demised Premises which are not built on adequately surfaced and in good condition and shall attend to and keep any landscaped or grassed areas properly planted and free from weeds

    (f)
    to permit the Landlord and its agents with or without workmen and others at reasonable times and upon reasonable notice in writing, except in the case of emergency, to enter the Demised Premises and to inspect its condition and state of repair or during the last six months of the Term to inspect for any other purpose and to take inventories of any fixtures plant and machinery therein

    (g)
    within 3 months after the service of a schedule of dilapidations to carry out and complete all works thereby required which are the Tenant's responsibility under the provisions of this Lease

    (h)
    if the Tenant shall not within one month after the service of a schedule of dilapidations have completed the works to comply with the same the Landlord may (without prejudice to its right of re-entry) enter the Demised Premises with workmen and others and carry out such works as may be necessary to comply with the schedule and the cost thereof (including all professional fees and a reasonable fee for the Landlord for supervising the works) shall on completion of the works be due as a debt payable on demand by the Tenant to the Landlord

    (i)
    at the expiration of the Term to yield up the Demised Premises (Tenant's or trade fixtures only excepted) to the Landlord repaired cleaned and decorated as aforesaid with all

      Tenant's fixtures and fittings having been removed and all damage occasioned by such removal made good to the reasonable satisfaction of the Landlord's Surveyor and to pay such Surveyor's fees in relation thereto

  Alterations

(8)	(a)	not to cut maim or remove any wall timber beam column stanchion ceiling floor or foundation or wall beam floor slab column or foundation or any other structural or load bearing part of the Demised Premises (save for the purpose of making good any defect therein) or make any other structural alteration or addition or make any external alteration or addition to the Demised Premises or do anything which would change the external appearance of the Demised Premises
    (b)
    not to alter or remove any of the items specified in sub-clause 4(7) (c) hereof (save for the purpose of making good any defect therein)

    (c)
    not without the previous consent in writing of the Landlord (such consent not to be unreasonably withheld or delayed) to make any other alterations to the Demised Premises provided that the Tenant may install alter or remove internal demountable partitioning without consent provided that the Tenant supplies 2 copies of as built drawings to the Landlord forthwith upon completion of any such works

    (d)
    if so required in writing by the Landlord not less than three calendar months prior to the end or sooner determination of this Lease at the cost of the Tenant to reinstate and make good the Demised Premises as if any alterations made by the Tenant (whether or not requiring consent of the Landlord) had not been made such reinstatement and making good to be to the reasonable satisfaction of the Landlord's Surveyor and to pay such Surveyor's proper and reasonable fees in relation thereto

    (e)
    upon each application for such consent to supply the Landlord (at the expense of the Tenant) with four sets of drawings and specifications of each proposed alteration or installation for approval by it and pay all professional fees of the Landlord relating to considering the Tenants application for consent

    (f)
    not to carry out any works to which the Landlord has consented save in accordance with drawings and specifications approved as aforesaid

    (g)
    before commencing work the Tenant shall enter into such covenants as the Landlord shall reasonably require with regard to the execution of the work and the reinstatement of the Demised Premises

    (h)
    the Tenant shall carry out any permitted works in a good and workmanlike manner and shall start and finish the work within such time frame as the Landlord and Tenant shall agree and shall carry out and complete that work in accordance with the approved drawings and specifications and all the other provisions of this lease

  Planning

(9)	(a)	to comply with all the provisions and requirements of the Planning Acts and of any planning permissions relating to the Demised Premises and not to commit any breach of planning control
    (b)
    not to serve any notice on or enter into any agreement with the planning authority without the Landlord's consent

    (c)
    not without the consent in writing of the Landlord (such consent not to be unreasonably withheld or delayed) to apply for planning permission to carry out any development in or upon the Demised Premises and in any event at the expense of the Tenant to supply the Landlord with a copy of any application for planning permission together with such plans and other documents as the Landlord may reasonably require and a copy of any planning permission granted to the Tenant

    (d)
    notwithstanding any consent which may be granted by the Landlord hereunder the Tenant will not carry out any alteration to the Demised Premises nor make any change of use thereof (being an alteration or addition or change of use which is prohibited by or for which the Landlord's consent is required to be obtained hereunder and for which a planning permission needs to be obtained) before any requisite planning permission therefor has been produced to the Landlord and acknowledged by the Landlord in writing as satisfactory to the Landlord (such acknowledgement not to be unreasonably withheld or delayed) but so that the Landlord may only refuse so to express its satisfaction with any such planning permission on the ground that the period thereof or anything contained therein or omitted therefrom would in the reasonable opinion of the Landlord or might be or become prejudicial to the interest of the Landlord in the Demised Premises whether during the Term or thereafter

    (e)
    to pay and satisfy any charge that may be imposed upon any breach by the Tenant of planning control or otherwise under the Planning Acts

    (f)
    unless the Landlord shall otherwise direct to carry out before the expiry or sooner determination of this Lease any works required to be carried out to or in the Demised Premises as a condition of any planning permission which may have been granted during the Term irrespective of the date before which such other works were thereby required to be carried out

    (g)
    expressions used in this sub-clause shall be construed in accordance with the Planning Acts

  Environmental obligations

  (10)
  The Tenant shall:

  (a)
  not do anything which would or might cause any Contamination of the Demised Premises or of any other property or of any controlled water (as that expression is defined in the Water Resources Act 1991)

  (b)
  notify the Landlord immediately and in writing of any Contamination found at or emanating from the Demised Premises

  (c)
  carry out with all requisite speed any work which is required to remediate any Contamination caused by the Tenant and indemnify the Landlord against the cost of so doing

  Compliance with Notices

  (11)
  at the expense of the Tenant:-

  (a)
  upon receipt by the Tenant of any notice order requisition direction or other thing affecting or likely to affect the Demised Premises forthwith to supply a copy thereof to the Landlord

    (b)
    to take at the cost of the Tenant such steps (whether by legal proceedings or otherwise) as the Landlord may reasonably require in response to any such notice order requisition direction or other thing as aforesaid

  Permitted Use etc

  (12)      (a)         not to use the Demised Premises or suffer it to be used for any purpose other than the Permitted Use

    (b)
    not to hold or permit to be held any sale by auction in the Demised Premises

    (c)
    not to use or permit or suffer to be used the Demised Premises

    (i)
    for any illegal or immoral purpose

    (ii)
    for any noisy offensive or dangerous trade or for the sale of second hand goods

    (iii)
    in such a way as causes nuisance disturbance inconvenience or annoyance to the owners or occupiers of any neighbouring property

    (d)
    not to bring to or keep in the Demised Premises any vibrating machinery or any inflammable substance

    (e)
    not without the previous consent in writing of the Landlord to affix or install or permit or suffer to be affixed or installed any machinery in the Demised Premises other than machinery and equipment required in relation to the Permitted Use

    (f)
    not to overload the Demised Premises or any part of it

    (g)
    not to permit or suffer any person to sleep or reside in the Demised Premises

    (h)
    to obtain any permissions licences authorisations and consents needed to enable the Tenant to use and occupy or to carry out any operations or development on or to do anything else at the Demised Premises

  Encroachment

  (13)      (a)         not to stop up darken or obstruct any window or other aperture in the Demised Premises or any adjoining premises belonging to the Landlord

    (b)
    not to permit or suffer any easement to be acquired or encroachment made against or upon the Demised Premises and promptly to give notice to the Landlord of any attempt to acquire or make the same and at the cost of the Tenant to take such steps (whether by legal proceedings or otherwise) as are necessary to prevent the same from being acquired or made

  Signs

  (14)      (a)         not to affix any name board or signboard logo or lettering on the exterior of the Demised Premises without the prior written consent of the Landlord which shall be obtained in addition to any permission required by statute regulation or bye-law

    (b)
    not without the consent of the Landlord (such consent not to be unreasonably withheld or delayed) to exhibit or permit or suffer to be exhibited on the outer walls or roofs or on the windows (so as to be visible from the outside) of the Demised Premises:-

        any aerial sign signboard advertisement hoarding fascia placard bill notice poster or other notification whatsoever

      (ii)
      any sign signboard fascia placard or notice

    (c)
    Not to erect or permit or suffer to be erected any flagpoles or external wireless or television aerials on the Demised Premises without the previous consent in writing of the Landlord (such consent not to be unreasonably withheld or delayed)

  Alienation

  (15)      (a)         not to share assign underlet or transfer part only of the Demised Premises and not to charge the whole or any part of the Demised Premises

    (b)
    not to assign the whole of the Demised Premises other than in accordance with the following terms and conditions precedent

    (i)
    On and before completion of an assignment there is delivered to the Landlord a Deed:-

    (a)
    executed by the intended assignee containing covenants (jointly and severally if more than one) with the Landlord to pay the rents and to perform and observe the Tenant's covenants herein contained during the period expiring on completion of an assignment by such intended assignee of this Lease which is not an excluded assignment for the purposes of Section 11 of LTCA 1995;

    (b)
    containing an Authorised Guarantee Agreement by the intended assignor (jointly and severally if more than one) with the Landlord in the form contained in Clause 8 hereto mutatis mutandis with "the Assignor" substituted for "Guarantor" and the name of the intended assignee substituted for "Tenant"

    (ii)
    if the Landlord reasonably requires the intended assignee shall provide a guarantor or guarantors reasonably acceptable to the Landlord who shall covenant (jointly and severally if more than one) with the Landlord in the terms contained in Clause 8 hereof mutatis mutandis with the name of the intended assignee substituted for "Tenant"

    (iii)
    that the assignee provide the Landlord with any other security which it reasonably requires for the payment of the rents reserved by and for the performance of the Tenant's obligations under this lease

    (iv)
    that the Tenant discharges any arrears of rent or other sums due to the Landlord under this lease

    (v)
    that the Tenant remedies any material breach of any other obligations under this lease

    (c)
    The Tenant may not assign the whole of the Demised Premises:-

    (i)
    except to an assignee whose character status covenant and financial standing would be regarded by a prudent Landlord as acceptable

    (ii)
    if the Landlord reasonably considers that the assignment would diminish the open market value of the Landlord's interest in the Demised Premises

    (iii)
    without the prior satisfaction of each of the conditions precedent detailed in sub-clause (b) above and without the prior written consent of the Landlord which consent shall not (subject to the prior satisfaction of each of the conditions precedent specified in subclause (b) above) otherwise be unreasonably withheld or delayed

    (d)
    not to underlet the whole only of the Demised Premises PROVIDED THAT so long as each of the conditions precedent set out in this sub-clause are first satisfied the Tenant may underlet the whole of the Demised Premises

      The conditions precedent are:-

      (i)
      no such underletting shall be for a term of years which extends beyond the Contractual Term (less seven days)

      (ii)
      any such underletting shall be excluded from the provisions of Sections 24 to 28 of the 1954 Act by an Order of the relevant court being obtained pursuant to Section 38(4) of the 1954 Act and any underlease shall contain an agreement to exclude those sections

      (iii)
      the initial rent under any such underletting shall be neither less than the full open market rental value of the premises then underlet then obtainable without taking a fine or premium nor below the Basic Rent than payable under this lease

      (iv)
      any underlease shall make due and proper provision for common access areas and common toilet facilities

      (v)
      the provisions of every underlease must fully reflect the provisions requirements exceptions and reservations stipulations covenants on the part of the Tenant and declarations of this Lease (apart from the duration of the sub-term to be granted and the actual amount of the rent to be reserved but including those relating to the review of the rent to be reserved) and every underlease must otherwise be granted on open market rack rent terms at the full open market rent reasonably obtainable without any fine or premium and must include provisions for the recovery by the Tenant of the whole or proper proportion of any service charges from the undertenant payable by the Tenant under this Lease and the Tenant must agree with the Landlord to enforce every such provision and term

    (f)
    provided that each of the conditions precedent are first satisfied the Tenant may grant the relevant underlease with the prior written consent of the Landlord (which consent shall not be unreasonably withheld or delayed)

    (g)
    not to underlet the whole of the Demised Premises unless the undertenant has first entered into direct covenants with the Landlord to perform and observe the Tenant's obligations under the underlease throughout the term of the underletting

    (h)
    any underlease shall include provisions (in a form first approved by the Landlord such approval not to be unreasonably withheld or delayed):-

    (i)
    prohibiting the undertenant from doing or allowing on or in relation to the underlet premises any act or thing inconsistent with or in breach of the terms of this Lease

    (ii)
    prohibiting the undertenant from sub-underletting or charging the whole of the underlet premises or (save pursuant to an assignment of the whole of the underlet premises) from holding on trust for another or parting with the possession of the whole of the underlet premises or permitting another to occupy the whole thereof

    (iii)
    prohibiting the undertenant from assigning any part (as opposed to the whole) of the underlet premises

    (iv)
    prohibiting the undertenant from assigning the whole of the underlet premises

      (v)
      imposing on the undertenant in relation to any permitted assignment transfer or other transmission or devolution affecting the undertenant's interest in the underlet premises the same obligations as are imposed on the Tenant by this Sub-Clause 4(14)(h)

      (vi)
      provisions for the revision of the rent thereby reserved upwards only to the full open market annual rent reasonably obtainable at intervals co-incident with those at which the Basic Rent reserved by this Lease falls to be reviewed and with the same provisions and procedures as to rent review as are contained in this Lease (mutatis mutandis)

    (i)
    in relation to every permitted underletting:-

    (i)
    to use best endeavours to enforce the performance and observance by the undertenant of the terms of the underlease

    (ii)
    not at any time expressly to waive any breach of the covenants or conditions on the part of the undertenant or of any assignee of the underlease

    (iii)
    not without the prior consent of the Landlord (such consent not to be unreasonably withheld or delayed) to vary the terms of the underlease

    (iv)
    to use best endeavours to ensure that the rent is reviewed in accordance with the terms of the underlease

    (v)
    to give notice to the Landlord of the details of the determination of every rent review within fourteen days thereof

    (vi)
    neither forfeit nor accept a surrender of the underlease without the Landlord's consent (such consent not to be unreasonably withheld or delayed)

    u)
    within one month after any assignment underletting devolution or disposition of the Demised Premises to give notice thereof to the Landlord and at the Tenant's expense to supply the Landlord with a copy (certified by a solicitor to be true) of the instrument which effects or evidences the same and to pay to the Landlord any reasonable fee (plus \/AT) for registering the same

  Costs

  (16)
  to pay within seven days of written demand therefor and indemnify the Landlord against all reasonable costs and expenses properly incurred by the Landlord (including but not limited to the fees and disbursements of the Landlord's Surveyor or managing agents whether employed by a company associated with the Landlord or not) and the Landlord's solicitors in connection with:-

  (i)
  any application or request or proposed application or request by the Tenant in connection with the Demised Premises or any of the provisions hereof and whether or not the same shall be proceeded with by the Tenant or shall be granted or reasonably refused or granted subject to reasonable conditions

  (ii)
  any breach of any of the covenants on the part of the Tenant hereunder and any steps taken in contemplation of or in connection with the preparation and service of a notice under Section 146 or 147 of the Law of Property Act 1925 or any other Act requiring the Tenant to remedy a breach of any of the covenants herein contained (even if forfeiture is avoided otherwise than by relief granted by the Court)

    (iii)
    any steps taken in contemplation of or in connection with the preparation and service of a schedule of dilapidations during or within 6 months after the expiry or determination of the Contractual Term but relating to the Contractual Term

    (iv)
    the recovery of arrears of rent or any other sums payable hereunder and any proceedings in connection therewith

  Indemni

  (17)
  to indemnify the Landlord against all loss damage claims proceedings and demands arising out of:-

  (i)
  (save for use in accordance with the Permitted Use) the use or misuse by the Tenant or any permitted undertenant or their respective servants agents undertenants or occupational licensees of the Demised Premises or any part thereof

  (ii)
  any liability imposed on the Landlord at common law or by Act of Parliament in relation to the condition or state of repair of the Demised Premises and will display in such position as may be reasonably designated by the Landlord such notice as the Landlord may reasonably require disclaiming liability as aforesaid any sum payable in respect of any excess in relation to any claim on any insurance policy affecting or in relation to the Demised Premises

    (iv)
    any breach of covenant on the part of the Tenant contained in this Lease

    (v)
    anything now or during the Term attached to or projecting from the Demised Premises

    (vi)
    any act neglect or default by the Tenant any subtenant or their respective servants agents licensees or persons on the Demised Premises with the actual or implied authority of any of them

  Permit Entry

  (18)
  to permit the Landlord and all persons authorised by it to enter the Demised Premises with or without workmen and others for any or all of the following purposes:-

  (a)
  during the last six months of the Contractual Term (whether determined by effluxion of time or by the exercise of any right of determination contained in this Lease) and thereafter to affix and maintain on a conspicuous part of the Demised Premises but not so as to materially interfere with the access of light or air to the Demised Premises a signboard of a reasonable size advertising the same for reletting and to permit the Landlord and all persons authorised by it at all reasonable times during normal business hours and by appointment to enter and view with prospective new tenants the Demised Premises without interruption

  (b)
  at any time during the Term to affix and maintain on a conspicuous part of the Demised Premises a signboard of a reasonable size for the disposition of its interest in the Demised Premises or part thereof and to permit the Landlord and all persons authorised by it at all reasonable times during normal business hours and by appointment to enter and view the Demised Premises without interruption

  (c)
  to repair renew inspect or connect any pipe wire drain conduits or other conducting media within the Demised Premises

  (d)
  to carry out any works (whether of repair or otherwise) for which the Landlord or the Tenant is liable under this Lease

    (e)
    to carry out any works (whether of repair or otherwise) to the Demised Premises or to any neighbouring or property adjoining the Demised Premises or to any party structure sewer drain or pavement light

  To give notice of defects

  (19)
  to give notice to the Landlord of any defect in the Demised Premises which might give rise to an obligation on the Landlord to do or refrain from doing any act or thing in order to comply with the provisions of this Lease or the duty of care imposed on the Landlord pursuant to the Defective Premises Act 1972 or otherwise and at all times to display and maintain all notices which the Landlord may from time to time reasonably require to be displayed at the Demised Premises

  Rating Valuation

  (20)
  to co-operate with the Landlord in seeking to procure that any rateable value assessed for the Demised Premises is as low as possible

  Not to obstruct

  (21)
  not to obstruct (or park any vehicles upon) any roadways or footpaths at or near the Demised Premises

  Plate Glass

  (22)
  to maintain in force throughout the Term an insurance policy in respect of the glass windows and doors and glass lights of the Demised Premises against such perils as the Landlord may require to be insured at the replacement costs thereof with such insurance office as the Landlord shall from time to time approve such approval not to be unreasonably withheld or delayed and the Tenant will punctually pay all premiums for effecting and maintaining such insurance and will produce such insurance policy and the last premium receipt for inspection by the Landlord whenever the Landlord shall reasonably require and the Tenant will apply all money received under such policy in reinstatement of such glass and lights and make good any deficiency out of the Tenant's own moneys and if the Tenant shall make default in effecting or maintaining such insurance then the Landlord shall be entitled to effect and maintain such policy and the Tenant shall forthwith on demand reimburse to the Landlord all sums paid by the Landlord for such purposes

  Not to effect Insurance—Notice of destruction or damage

  (23)
  not to effect any insurance on or in respect of the Demised Premises or any part thereof (save in respect of glass and public and employer's liability) and in the event of the Demised Premises or any part thereof being destroyed or damaged the Tenant will give to the Landlord immediate notice in writing of such damage or destruction

  Not to avoid Insurance

(24)	(a)	not to do on the Demised Premises or any neighbouring premises any act or thing which makes void or voidable or renders any increased or extra premium payable in respect of any policy of such insurance effected by the Landlord hereunder and to reimburse to the Landlord forthwith on demand all increased or extra premiums which may be payable in respect of the Demised Premises or any neighbouring premises by reason of any such act or thing and in addition and without prejudice to the rights and remedies of the Landlord forthwith on written demand from the Landlord or its insurers cease from doing that act or thing which has caused any policy of such insurance to be void or voidable

    (b)
    to comply at its own expense with all such requirements or recommendations in respect of the Demised Premises as may from time to time be made by the insurers as a condition of the continuation or renewal of any relevant insurance effected by the Landlord hereunder

  Fiscal Imposition

  (25)
  not by the carrying out of any works on the Demised Premises or any part thereof or by any change in the use made of the Demised Premises or any part thereof do anything whereby the Landlord may be required to pay any tax or other fiscal imposition at any time during or after the Term

  No Noxious discharges

  (26)
  not to discharge into any sewers or drains on or serving the Demised Premises any oil grease or other deleterious or obstructive matter or substance which may be or become a source of damage to the said drains or sewers

  Items of common use and benefit

  (27)
  to contribute and pay on demand to the Landlord a fair proportion (to be conclusively determined by the Landlord's Surveyor) of all expenses incurred in connection with the maintenance, repair, cleaning and renewal of all roads ways passages pavements conduits party walls party structures and other conveniences easements and amenities whatsoever which may belong to or be used by or for the Demised Premises in common with other premises and to keep the Landlord indemnified against such proportion of such expenses

  Freehold Covenants

  (28)
  to observe and perform all covenants restrictions stipulations conditions and other matters or things contained in or referred to in the Register of Title (as at the date hereof) so far as affect the Demised Premises and to indemnify the Landlord against all costs claims liabilities proceedings expenses and demands arising out of any failure by the Tenant so to do

  (29)
  to inform the Landlord forthwith of any intention to leave the Demised Premises vacant for a period of fourteen days or more

  (30)
  to advise the Landlord and thereafter keep the same fully informed as to the progress of any dispute or potential dispute between the Tenant and any superior landlord and to give details of the nature of the dispute together with all other relevant facts and information

  Tenant Break

  (31)
  Upon Corgenix UK Limited giving at least six months notice in writing to the Landlord Corgenix UK Limited can determine the term of the lease on the fifth anniversary from the Rent Commencement Date provided Corgenix UK Limited has paid all the rent hereunder and complied with all the covenants herein

  Service Charge

  (32)
  The Tenant will pay for all service charges made by Gladman Estate Management Limited (CRN 5586499) or any successors and indemnify the Landlord in respect of any charge and the Tenant will enter into a Deed of Covenant in accordance with the provision of the third schedule to the Transfer dated 14th August 2006 and made between Gladman Developments Ltd (1) and the Landlord (2)

Landlords Covenants

6.
The Landlord COVENANTS with the Tenant as follows:-

  To insure

(1)	(a)	to use its reasonable endeavours to keep or to procure the keeping of the Demised Premises (but not Tenant's fixtures) insured against loss or damage by the Insured Risks subject to such limitations conditions and exclusions as the insurers may impose and subject to such excesses as the Landlord may reasonably select in an amount sufficient to cover the cost of rebuilding or reinstating the same (including the cost of all professional fees debris removal demolition and site clearance costs and the cost of any works which may be required by or by virtue of any Act of Parliament) making reasonable provision for the anticipated effect of inflation on such cost and any delays in rebuilding or reinstating
    (b)
    upon request by the Tenant to produce at the Tenant's expense sufficient details of any policy of insurance effected by the Landlord pursuant to sub-clause 5(1)(a) above and a copy of the last premium receipt

    (c)
    in the event of the Demised Premises being destroyed or damaged by any of the Insured Risks and the policy of insurance not being vitiated by some act or default of the Tenant any permitted undertenant or any one at the Demised Premises under the control of the Tenant or any permitted undertenant or their respective servants agents licensees and invitees with reasonable speed to lay out all insurance monies received by the Landlord (other than in respect of loss of rent) in rebuilding and reinstating the Demised Premises or such part of it as shall have been so destroyed or damaged

  Quiet enjoyment

  (2)
  that on condition that the Tenant pays the rent and performs and observes all its covenants and obligations under this Lease and all its conditions it shall have quiet enjoyment of the Demised Premises without interruption by the Landlord or any person claiming under or in trust for it or by title paramount

Provisos

7.
PROVIDED ALWAYS and it is hereby agreed as follows:-

  Re-entry

  (1)
  If:

  (a)
  the Basic Rent and/or the Insurance Rent or any other sums due to the Landlord shall be in arrears for twenty-one days next after becoming payable (whether formally demanded or not) or

  (b)
  there shall be any breach non-performance or non-observance of any of the Tenant's covenants herein or

  (c)
  (i)          a bankruptcy order is made in respect of the Tenant; or

  (ii)
  any application is made in respect of the Tenant for an interim order under Section 253 Insolvency Act 1986; or

  (iii)
  a person is appointed by the Court to prepare a report in respect of the Tenant under Section 273 Insolvency Act 1986; or

  (iv)
  an interim receiver is appointed of the property of the Tenant under Section 286 Insolvency Act 1986; or

  (d)
  (where the Tenant is a company):-

      (i)
      an order is made or a resolution passed for the winding up of the Tenant otherwise than for the purposes of amalgamation or reconstruction of a solvent company not involving a realisation of assets; or

      (ii)
      a provisional liquidator is appointed in respect of the Tenant otherwise than for the purposes of amalgamation or reconstruction of a solvent company not involving a realisation of assets; or

      (iii)
      a petition is presented or a meeting convened for the purposes of winding up the Tenant otherwise than for the purposes aforesaid; or

      (iv)
      an administration order is made or a petition for such order presented in respect of the Tenant; or

      (v)
      a receiver (including an administrative receiver) is appointed in respect of the Tenant or any of its assets; or

      (vi)
      any voluntary arrangement is proposed pursuant to Part 1 of the Insolvency Act 1986 in respect of the Tenant; or

    (e)
    the Tenant shall enter into any arrangement or composition for the benefit of the Tenant's creditors or shall suffer any distress or execution to be levied on the Tenant's goods it shall be lawful for the Landlord at any time thereafter to re-enter the Demised Premises or any part thereof in the name of the whole and thereupon the Term shall absolutely determine but without prejudice to any right of action of the Landlord in respect of any antecedent breach by the Tenant of any of the obligations herein

  Suspension of Basic Rent

  (2)
  If the Demised Premises are destroyed or damaged by any of the Insured Risks so as to become wholly or partly unfit for use and if none of the policies of insurance effected by the Landlord are vitiated by some act or omission of the Tenant or any permitted undertenant or any one at the Demised Premises under the control of the Tenant or of any permitted undertenant or their respective servants agents licensees and invitees then the Basic Rent or a fair proportion of it (such proportion to be conclusively determined by the Landlord's Surveyor) shall be suspended from the date of the destruction or damage until the Demised Premises is again fit for use or until the expiry of the period in respect of which the Landlord has insured against loss of Basic Rent whichever is the shorter

  Termination where Demised Premises destroyed or damaged

(3)	(a)	If the Demised Premises are destroyed or are so seriously damaged that they will not be fit for occupation and use unless the Landlord demolishes and rebuilds the whole or a substantial part of them the Landlord shall have the right to determine this lease by serving six months written notice on the Tenant at any time within twelve months of the date on which such damage or destruction occurred
    (b)
    If the Landlord has not reinstated the Demised Premises within 30 months of the date on which the damage or destruction occurred either party shall have the right to determine this lease by serving six months written notice on the other at any time before the Landlord renders the Demised Premises fit for occupation and use but that notice shall cease to have any further effect if the Demised Premises are made fit for occupation and use before the notice expires

    (c)
    The service of any such notice by either party shall release the Landlord from any further obligation to reinstate the Demised Premises and, unless the Demised Premises are made fit for occupation and use before that notice expires, this lease shall cease and determine upon the expiry of that notice without affecting any rights or remedies which either party may already have against the other in respect of any previous breach of any obligation under this lease

  Exclusion of use warranty

  (4-3)
  Nothing in this Lease or in any consent granted by the Landlord under this Lease shall imply or warrant that the Demised Premises may lawfully be used under the Planning Acts for the Permitted Use (or any purpose subsequently authorised)

  Entire understanding

  (5)
  This Lease embodies the entire understanding of the parties relating to the Demised Premises and to all the matters dealt with by any of the provisions of this Lease

  Licences etc under hand

  (6)
  Whilst the Landlord is a limited company or other corporation all licences consents approvals and notices required to be given by the Landlord shall be sufficiently given if given under the hand of a director the secretary or other duly authorised officer of the Landlord

  Tenant's Property

  (7)
  If after the Tenant has vacated the Demised Premises at the end or sooner termination of the Term any property of the Tenant remains in or on the Demised Premises and the Tenant fails to remove it within 14 days after being requested in writing by the Landlord to do so:-

  (a)
  the Landlord may as the agent and at the cost of the Tenant sell such property and the Tenant will indemnify the Landlord against any liability incurred by it to any third party whose property shall have been sold by the Landlord in the mistaken belief held in good faith (which shall be presumed unless the contrary be proved) that such property belonged to the Tenant

  (b)
  if the Landlord having made reasonable efforts is unable to locate the Tenant the Landlord shall be entitled to retain such proceeds of sale absolutely unless the Tenant shall claim them within 6 months of the date upon which the Tenant vacated the Demised Premises and

  (c)
  the Tenant shall indemnify the Landlord against any damage occasioned to the Demised Premises and any actions claims proceedings costs expenses and demands made against the Landlord caused by or related to the presence of the property in or on the Demised Premises

  (d)
  the Landlord shall use any proceeds of sale to defray any costs properly incurred in connection with the removal storage and sale of such items and to discharge any other sums which are still due to the Landlord under the terms of this lease

  Covenants real and personal

  (8)
  That the covenants herein contained are considered and intended to be not only personal covenants but also real covenants affecting and running with the Demised Premises and every part thereof

  Notices

  (9)
  The provisions of Section 196 of the Law of Property Act 1925 as amended shall apply to all notices or schedules required or permitted to be served hereunder

  Rights of Third Parties

  (10)
  A person who is not a party to this deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this deed but this does not affect any right or remedy of a third party which exists or is available apart from that Act

  Agreement for Lease

  (11)
  The parties hereby certify that there is no agreement for Lease (or tack) to which this Lease gives effect

  No Compensation

  (12)
  Subject to the provisions of sub-section (2) of section 38 of the Landlord and Tenant Act 1954 neither the Tenant nor any assignee or underlessee shall be entitled on quitting the demised premises to any compensation under section 37 of the said Act

8.
The Guarantor COVENANTS with the Landlord as follows:-

(1)
that the Tenant until released under Section 5 of LTCA 1995 will punctually pay the rents and will observe and perform all the Tenant's covenants in this Lease and that the Tenant will during the subsistence of any Authorised Guarantee Agreement entered into by the Tenant observe and perform all covenants given by the Tenant therein and that in case of any default by the Tenant in the payment of the rents or the observance or performance of the Tenant's covenants the Guarantor will make good to the Landlord on demand without set-off or counterclaim all loss damage costs and expenses arising out of such default and suffered by the Landlord PROVIDED THAT:-

      no neglect or forbearance of the Landlord in enforcing the payment of the rents or the observance or performance of the Tenant's covenants nor any refusal by the Landlord to accept rent tendered by or on behalf of the Tenant during the period in which the Landlord is entitled or would after service of a notice under Section 146 of the Law of Property Act 1925 be entitled to re-enter the Demised Premises and any time which may be given by the Landlord to the Tenant and any variation of this Lease shall discharge the Guarantor either in whole or in part or in any way affect his liability under this covenant

    (ii)
    in the event that the Tenant surrenders part of the Demised Premises the liability of the Guarantor shall continue in respect of the part of the Demised Premises not so surrendered after making any necessary apportionments under Section 140 of the Law of Property Act 1925

    (iii)
    the fact that the terms of this Lease may have been varied by agreement between the Landlord and the Tenant shall not discharge the Guarantor in whole or in part or in any way affect the Guarantor's liability under this covenant

    (iv)
    the sale or transfer of the Lease to another landlord shall not discharge the Guarantor in whole or in part or in any way affect the Guarantor's liability under this covenant

(2)	(a)	That if this Lease is disclaimed or forfeited and if the Landlord by notice in writing within three months after such disclaimer or forfeiture so requires the Guarantor will take from the Landlord a Lease of the Demised Premises for a term commensurate with the residue of the term granted by this Lease which would have remained had there been no disclaimer or forfeiture at the same rent (subject to paragraph (b) below) and subject to the same covenants and conditions as are reserved by and contained in this Lease with the exception of this clause to take effect from the date of such disclaimer or forfeiture and in such case the Guarantor will pay the costs and stamp duties of such new Lease and execute and deliver to the Landlord a counterpart of it
    (b)
    If at the date of such disclaimer or forfeiture any rent review pursuant to this Lease has not been settled then the annual rent firstly reserved by the new Lease shall be equivalent to the annual rent firstly reserved by this Lease which would have been payable as from the relevant review date had the rent review been settled and for the purpose of ascertaining that rent (and only for that purpose) the Second Schedule of this Lease shall apply (with the Guarantor being deemed to be the Tenant for that purpose) in all respects as if there had been no disclaimer or forfeiture

  (3)
  That if the Landlord shall not require the Guarantor to take a Lease of the Demised Premises pursuant to sub-clause (2) above the Guarantor shall nevertheless upon demand pay to the Landlord a sum equal to the rent (including reviewed rent as above) and other payments that would have been payable under this Lease but for the disclaimer or forfeiture until the expiration of six months from such event or until the Demised Premises shall have been relet by the Landlord whichever shall first occur

  (4)
  Where the Guarantor is more than one person the release of any one or more of them shall not release the others from liability under this deed

  (5)
  The Guarantor's liability to the Landlord under this deed is that of a sole or principal debtor and is not secondary to the liability of the Tenant under the Lease

  (6)
  Each of the provisions of this guarantee is severable from the others. Any provision which is illegal invalid or unenforceable shall be severed from the others without affecting or imparting the remainder of this deed

  (7)
  The Guarantor waives any rights the Guarantor may have of first requiring the Landlord to proceed against or claim payment from the Tenant and the Guarantor agrees to subordinate and does hereby subordinate any and all claims the Guarantor may have against the Tenant existing now or arising later (whether in respect of payment made under this covenant or otherwise) to any and all claims by the Landlord under this Lease

  (8)
  Any sums which may not otherwise be recoverable by the Landlord from the Tenant under this Lease by reason of any legal limitation immunity disability or incapacity or other circumstances relating to the Tenant (and whether or not known to the Landlord) shall nevertheless be recoverable from the Guarantor as principal debtor in respect thereof and this guarantee shall not be discharged nor the Guarantor's liability under it be affected by the fact that any dealings with the Landlord by the Tenant may be outside or in excess of the powers of the Tenant

  (9)
  The Guarantor shall not be entitled to participate in any security held by the Landlord in respect of the Tenant's obligations to the Landlord under this Deed or to stand in the place of the Landlord in respect of any such security until all the obligations on the part of the Tenant or the Guarantor to the Landlord under the Lease shall have been performed or discharged

  (10)
  No assured security or payment which may be avoided under any enactment relating to insolvency or bankruptcy and no release settlement or discharge which may have been given or made on the faith of any such assurance security or payment shall prejudice or affect the right of the Landlord to recover from the Guarantor to the full extent of this guarantee

  (11)
  This guarantee shall ensure to the benefit of the successors and assigns of the Landlord under this Lease and each of them

  (12)
  This guarantee shall not be determined or affected by the insolvency or liquidation of either of the Guarantor or the Tenant or by any change in the constitution structure or powers of either the Guarantor the Tenant or the Landlord

  (13)
  For the avoidance of doubt all references in this covenant to "this Lease" are references to this Lease and all deeds and documents additional or supplemental to it or to any of them

  (14)
  If the Guarantor is a previous tenant under this Lease its guarantee will be construed and take effect for the purposes of an Authorised Guarantee Agreement as if all references to "forfeited" and "forfeiture" have been deleted

IN WITNESS whereof this document has been executed as a Deed by the parties hereto and is intended to be and is hereby delivered on the date first before written

THE FIRST SCHEDULE

Part I

The Demised Premises

ALL THAT property 40 Tyndall Court Commerce Road Peterborough PE2 6LR shown edged red on the Plan annexed hereto including all additions and improvements thereto any boundary walls or fences forming part of or belonging to the Demised Premises any service media on the Demised Premises which exclusively serve the Demised Premises (except where they belong to a statutory undertaker) and all Landlord's fixtures and fittings and all other fixtures of every kind which shall from time to time be in or upon the same (whether originally fixed or fastened or otherwise) except any trade fixtures installed by the Tenant which can be removed without causing any damage to the Demised Premises

Part II

Rights included in the demise

  1.
  In so far as the Landlord has the right to grant the same:

  1.1
  The right in common with the Landlord and all others authorised by it or entitled to the like right to the free passage and running of water soil gas electricity telephone and other services or supplies through and along the pipes wires drains conduits and other conducting media which now are or may within the Perpetuity Period be in the Landlord's adjoining premises

  1.2
  The right in common with the Landlord and the owners and occupiers of adjoining premises and all others having the like right and those now or hereafter authorised by the Landlord in case of fire or other emergency of access and egress to and from the Demised Premises over the Landlord's adjoining premises

  2.
  No other rights are included in the demise and Section 62 of the Law of Property Act 1925 shall not apply to this lease

Part III

Exceptions and Reservations

  1.
  The right to have any adjoining land or buildings now or during the Perpetuity Period belonging to the Landlord supported and sheltered by the Demised Premises

  2.
  The right for the Landlord and all persons authorised by it at all reasonable times and on reasonable notice in writing (except in emergency) to enter the Demised Premises with or without workmen and others for any or all of the following purposes:-

  (1)
  repairing renewing inspecting or connecting any pipe wire drain conduits or other conducting media within the Demised Premises

  (2)
  carrying out any works (whether of repair or otherwise) for which the Landlord or the Tenant is liable whether under this Lease or otherwise

  (3)
  carrying out any works (whether of repair or otherwise) to the Demised Premises or to any property adjoining the Demised Premises or to any party structure sewer drain or pavement light

  3.
  The right to the free passage and running of water soil gas electricity telephone telecommunications and other services or supplies through and along the pipes wires drains conduits and other conducting media which now are or may within the Perpetuity Period be installed by the Landlord in the Demised Premises

  4.
  The right for the owners and occupiers of adjoining premises and persons authorised by the Landlord in case of fire and other emergency of access and egress to and from such adjoining premises over the Demised Premises

  5.
  The right to use any of the Landlord's adjoining or neighbouring property as the Landlord sees fit despite any obstruction or interference with the access of light and air to the Demised Premises or to any other amenities or rights enjoyed by the Demised Premises

  6.
  The exceptions and reservations contained in the Superior Lease so far as they relate to and affect the Demised Premises.

THE SECOND SCHEDULE

Provisions for rent review

Definitions

1.
In this Schedule the following expressions have the following meanings:-

(1)
"Review Period" means the appropriate period from any Review Date up to and including the next Review Date or from the last Review Date to the termination of the Term

(2)
"open market rent" means the open market annual rent (exclusive of value added tax) at which the Demised Premises might reasonably be expected to be let in the open market by a single lease without a premium or fine with vacant possession by a willing landlord to a willing tenant for a term commencing on the relevant Review Date equal to the residue then unexpired of the Contractual Term or for a term of 10 years commencing on the relevant Review Date (whichever is the longer) and on the same terms as this Lease (other than as to term the amount of the Basic Rent but including these provisions for rent review) and on the assumptions that:-

(a)
the Demised Premises are and will (throughout the Term required to be calculated for the purpose of such lease) remain in good and substantial repair and condition and fit for immediate occupation and use and that all the services required for such occupation and use are connected to the Demised Premises

(b)
no work has been carried out by the Tenant or its predecessors in title which has diminished the rental value of the Demised Premises

    (c)
    in case the Demised Premises or any access or essential services to them have been destroyed or damaged it has been fully restored

    (d)
    the covenants and conditions on the parts of the Landlord and the Tenant contained in this Lease have been fully performed and observed but disregarding any increase in rental value of the Demised Premises attributable to:-

      (i)
      the fact that the Tenant or the Tenant's predecessors in title have been in occupation of the Demised Premises

      (ii)
      any goodwill attached to the Demised Premises by reason of the carrying on thereat of the business of the Tenant or the Tenant's predecessors in title in their respective businesses

      (iii)
      the existence at the relevant Review Date of any improvement to the Demised Premises or any part thereof completed after the Commencement of the Contractual Term and carried out with the consent (where required) of the Landlord by the Tenant otherwise than in pursuance of an obligation to the Landlord being an improvement carried out during the Term or during any period of occupation prior thereto arising out of an agreement to grant such Term

  (3)
  "the President" means the President for the time being of the Royal Institution of Chartered Surveyors (or of any institution or organisation replacing the same), the duly appointed deputy of the President or any person authorised by the President to make appointments on his behalf

  (4)
  "the Independent Valuer" means a person appointed by agreement between the parties or in default of agreement within fourteen days of one party giving notice to the other of its nomination or nominations nominated by the President on the application of either party made not earlier than six months before the relevant Review Date or at any time thereafter

2.
Ascertaining the Basic Rent

(1)
The Basic Rent shall during each successive Review Period be a rent equal to the greater of:

(a)
the Basic Rent payable immediately prior to the relevant Review Date or if payment of Basic Rent has been suspended pursuant to the proviso to that effect contained in this Lease the Basic Rent which would have been payable had there been no such suspension or

(b)
such revised Basic Rent as may be ascertained for the relevant Review Period in accordance with this Schedule

(2)
Such revised Basic Rent for any Review Period may be agreed in writing at any time between the Landlord and the Tenant or (in the absence of agreement) will be determined not earlier than the relevant Review Date by the Independent Valuer

(3)
The revised Basic Rent to be determined by the Independent Valuer shall be such as he shall decide to be the open market rent at the relevant Review Date

(4)
The Independent Valuer shall act as an Arbitrator and the arbitration shall be conducted in accordance with the Arbitration Acts 1950 to 1979 except that if the Arbitrator nominated shall die or decline to act the President may on application of either party discharge the Arbitrator and appoint another in his place

(5)
The award or determination of the Independent Valuer shall be binding on the parties and the costs of the reference to him and of his determination shall lie within his award but if the

    Independent Valuer does not make any award as to costs the Landlord and Tenant shall bear all such costs equally between them

  (6)
  Whenever the Basic Rent shall have been ascertained in accordance with this schedule memoranda to this effect shall be signed by or on behalf of the parties and annexed to this Lease and its counterpart and the parties shall bear their own costs in this respect

3.
Pending ascertainment of revised rent

If the revised rent payable on and from any Review Date has not been ascertained by that Review Date Basic Rent shall continue to be payable at the rate previously payable (such payments being on account of the Basic Rent for that Review Period) and forthwith upon the revised rent being ascertained (that is to say the date when the same has been agreed between the parties or the date of publication of the Independent Valuer's award or determination) the Tenant shall pay to the Landlord any shortfall between what would have been paid on the Review Date and on any subsequent rent days had the revised rent been determined and the payments made by the Tenant on account together with interest at four percent less than the Prescribed Rate from time to time in respect of each instalment of such shortfall from the rent day upon which the instalment would have been due up to the date of payment of the shortfall

4.
When reviews prevented etc

If at any Review Date there shall be in force a statute which shall prevent restrict or modify the Landlord's right to review the Basic Rent in accordance with this Lease and/or to recover any increase in the Basic Rent the Landlord shall when such restriction or modification is removed relaxed or modified be entitled (but without prejudice to its rights (if any) to recover any rent the payment of which has only been deferred by law) on giving not less than one month's notice in writing to the Tenant to proceed with any review of the Basic Rent which may have been prevented or further to review the Basic Rent in respect of any review where the Landlord's right was restricted or modified and the date specified in the said notice shall be deemed for the purposes hereof to be a Review Date (providing that nothing herein shall be construed as varying any subsequent Review Dates except any Review Dates when such a statute shall be in force in which event the provisions of this paragraph shall apply) and the Landlord shall be entitled to recover any resulting increase in Basic Rent with effect from the earliest date as shall be permitted by law

Signed as a Deed and delivered by the
said ANDREW DEAN t/a Andrew Dean
Investments in the presence of witness.

s/ Andrew Dean